                                                                    EXHIBIT 4.10

                                                               EXECUTION VERSION

                              AMENDED AND RESTATED
                   SERIES B PREFERRED SHARE PURCHASE AGREEMENT

                          dated as of December 15, 2006

                                  by and among

                  YINGLI GREEN ENERGY HOLDING COMPANY LIMITED,

                       YINGLI POWER HOLDING COMPANY LTD.,

                                 LIANSHENG MIAO,

                                       and

                                  THE INVESTORS
                      LISTED ON SCHEDULE I ATTACHED HERETO

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------
ARTICLE I SALE OF SHARES AND CLOSING.................................       1
   SECTION 1.01.  Purchase and Sale..................................       1
   SECTION 1.02.  Closing............................................       2
   SECTION 1.03.  Purchase Price.....................................       2
   SECTION 1.04.  Share Certificate..................................       2

   SECTION 1.05.  Use of Proceeds....................................       3
   SECTION 1.06.  Escrow Arrangement.................................       4
   SECTION 1.07.  Further Assurances.................................       5

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............       6
   SECTION 2.01.  Power and Authority................................       6
   SECTION 2.02.  Execution and Delivery.............................       6
   SECTION 2.03.  Corporate Existence of the Company.................       6
   SECTION 2.04.  Company Capital Stock..............................       6
   SECTION 2.05.  Subsidiaries.......................................       7
   SECTION 2.06.  No Conflicts.......................................       8
   SECTION 2.07.  Governmental Approvals and Filings.................       9
   SECTION 2.08.  Books and Records..................................       9
   SECTION 2.09.  Financial Statements and Condition.................       9
   SECTION 2.10.  Taxes..............................................      10
   SECTION 2.11.  Legal Proceedings..................................      10
   SECTION 2.12.  Compliance With Laws and Orders....................      11
   SECTION 2.13.  Real Property......................................      11
   SECTION 2.14.  Tangible Personal Property.........................      11
   SECTION 2.15.  Investment Assets..................................      11
   SECTION 2.16.  Intellectual Property Rights.......................      12
   SECTION 2.17.  Contracts..........................................      12
   SECTION 2.18.  Insurance..........................................      13
   SECTION 2.19.  Employees; Labor Relations.........................      13
   SECTION 2.20.  Environmental Matters..............................      14
   SECTION 2.21.  Brokers............................................      14
   SECTION 2.22.  Related Party Transaction..........................      15
   SECTION 2.23.  Registration Rights................................      15
   SECTION 2.24.  Disclosure.........................................      15

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE INVESTORS..........      16
   SECTION 3.01.  Corporate Existence................................      16
   SECTION 3.02.  Authority..........................................      16
   SECTION 3.03.  No Conflicts.......................................      16
   SECTION 3.04.  Governmental Approvals and Filings.................      16
   SECTION 3.05.  Legal Proceedings..................................      17

   SECTION 3.06.  Investment Purpose.................................      17
   SECTION 3.07.  Brokers............................................      17

ARTICLE IV COVENANTS AND OTHER AGREEMENTS............................      17
   SECTION 4.01.  Covenants of the Warrantors........................      17
   SECTION 4.02.  Covenants of the Investors.........................      19
   SECTION 4.03.  Mutual Covenants...................................      19

ARTICLE V CONDITIONS TO CLOSING......................................      20
   SECTION 5.01.  Conditions to Each Party's Obligations.............      20
   SECTION 5.02.  Conditions to Obligations of the Investor..........      20
   SECTION 5.03.  Conditions to Obligations of the Company...........      22

ARTICLE VI SURVIVAL; NO OTHER REPRESENTATIONS........................      22
   SECTION 6.01.  Survival of Representations and Warranties.........      22
   SECTION 6.02.  No Other Representations...........................      22

ARTICLE VII INDEMNIFICATION..........................................      23
   SECTION 7.01.  Indemnification....................................      23
   SECTION 7.02.  Method of Asserting Claims.........................      24
   SECTION 7.03.  Exclusivity........................................      26
   SECTION 7.04.  No Consequential Damages...........................      27
   SECTION 7.05.  Limitation of Liability............................      27

ARTICLE VIII TERMINATION.............................................      27
   SECTION 8.01.  Termination........................................      27
   SECTION 8.02.  Effect of Termination..............................      27

ARTICLE IX DEFINITIONS...............................................      28
   SECTION 9.01.  Defined Terms......................................      28
   SECTION 9.02.  Construction of Certain Terms and Phrases..........      35

ARTICLE X MISCELLANEOUS..............................................      36
   SECTION 10.01. Notices............................................      36
   SECTION 10.02. Entire Agreement...................................      36
   SECTION 10.03. Expenses...........................................      37
   SECTION 10.04. Public Announcements...............................      37
   SECTION 10.05. Amendment and Waiver...............................      37
   SECTION 10.06. No Third Party Beneficiary.........................      37
   SECTION 10.07. No Assignment; Binding Effect......................      37
   SECTION 10.08. Enforcement of Agreement...........................      38
   SECTION 10.09. Headings...........................................      38
   SECTION 10.10. Governing Law; Dispute Resolution..................      38
   SECTION 10.11. Invalid Provisions.................................      38
   SECTION 10.12. Counterparts.......................................      39

Schedule I  Schedule of the Investors
Schedule II Disclosure Schedule

Exhibit A   Transaction Documents
Exhibit B   Amended and Restated Shareholders Agreement
Exhibit C   Amended Articles
Exhibit D   Warrant Side Letter
Exhibit E   Additional Investor Representations and Warranties

          This AMENDED AND RESTATED SERIES B PREFERRED SHARE PURCHASE AGREEMENT, dated as of December 15, 2006 (this "AGREEMENT"), is entered into by and among Yingli Green Energy Holding Company Limited, an exempted company with limited liability incorporated and existing under the laws of the Cayman Islands (the "COMPANY"), Yingli Power Holding Company Ltd., a company with limited liability incorporated and existing under the laws of the British Virgin Islands (the "HOLDCO"), Mr. Liansheng Miao (the "FOUNDER") and the investors listed on
Schedule I attached to hereto (the "INVESTORS"). Capitalized terms not otherwise defined herein have the meanings set forth in Section 9.01.

                                   WITNESSETH:

          WHEREAS, the Company, the Holdco, the Founder and Baytree (Investments) Mauritius Pte Ltd. entered into the Series B Preferred Share Purchase Agreement, dated December 5, 2006 (the "PRIOR SERIES B PURCHASE AGREEMENT");

          WHEREAS, the parties to the Prior Series B Purchase Agreement desire to amend and restate the Prior Series B Purchase Agreement in its entirety pursuant to the terms set forth in this Agreement;

          WHEREAS, The parties to the Prior Series B Purchase Agreement have agreed that the Prior Series B Purchase Agreement shall be of no further force and effect and further that the rights granted to the parties hereto under this Agreement shall supersede the rights granted to such parties under the Prior Series B Purchase Agreement

          WHEREAS, the Company wishes to sell and the Investors wish to purchase a certain number of Series B Preferred Shares, US$0.01 par value per share, of the Company (the "SERIES B PREFERRED SHARES") on terms and subject to the conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend and restate the Prior Series B Purchase Agreement in its entirety as follows:

                                   ARTICLE I

                           SALE OF SHARES AND CLOSING

          SECTION 1.01. Purchase and Sale. Subject to the conditions set forth in this Agreement, each Investor agrees to purchase, severally but not jointly, and the Company agrees to sell and issue to each such Investor, at the Closing the number of Series B Preferred Shares set forth opposite such Investor's name on Schedule I, at a purchase price of US$4.835 per share. The Series B Preferred Shares issued and sold to the Investors pursuant to this Agreement shall be referred to as the "SHARES".

          SECTION 1.02. Closing. The Closing shall take place not later than five (5) Business days after the satisfaction or waiver of the conditions set forth in Articles V or such other date agreed by the parties hereto (such date being the "CLOSING DATE") at the offices of Simpson Thacher & Bartlett LLP, 7/F ICBC Tower, 3 Garden Road, Central Hong Kong, or at such other time and place as the Investors and the Company mutually agree.

          SECTION 1.03. Purchase Price. Subject to Section 1.04 hereof, upon the terms and subject to the conditions of this Agreement, on the Closing Date, each Investor shall pay the Company the sum of (i) the purchase price (the "PURCHASE PRICE") set forth opposite such Investor's name on Schedule I; provided, however, the Advance Payment made by each Advance Payment Investor shall be deemed to constitute the payment by such Advance Payment Investor of its Purchase Price on the Closing Date and (ii), except in the case of the Lead Series B Shareholder, the Pro Rata Expense applicable to such Investor. The Purchase Price shall be paid by each Investor (other than an Advance Payment Investor) as follows:

          (a) An amount set forth under the heading of "Released Amount" opposite such Investor's name on Schedule I attached hereto (the "RELEASED AMOUNT") shall be paid in immediately available funds by wire transfer to an account to be designated by the Company in writing on or prior to the Closing Date; and

          (b) The remaining amount of the Purchase Price (the "ESCROW AMOUNT") shall be paid in immediately available funds by wire transfer to an escrow account established pursuant to the Escrow Agreement.

          The Pro Rata Expense shall be paid by each Investor (other than the Lead Series B Investor) in immediately available funds by wire transfer to an account to be designated by the Company and to be notified by the Lead Series B Investor in writing to each Investor (other than the Lead Series B Investor) on or prior to the Closing Date.

          SECTION 1.04. Share Certificate.

          (a) At the Closing, in exchange for the payment to the Company of the Released Amount by each Investor (other than an Advance Payment Investor) and the Pro Rata Expense by each Investor (other than the Lead Series B Shareholder) pursuant to Section 1.03(a) hereof, the Company shall deliver or cause to be delivered to such Investor original share certificates (the "RELEASED SHARE CERTIFICATES") representing the number of Shares set forth under the heading of the "Released Shares" opposite such Investor's name on Schedule I attached hereto (the "RELEASED SHARES").

          (b) Subject to the escrow arrangement described in Section 1.06 below, at the Closing, in exchange for the payment to the Escrow Agent of the Escrow Amount by each Investor (other than an Advance Payment Investor) pursuant to
Section 1.03(b) hereof, the Company shall deliver or cause to be delivered to such Investor original share certificates (the "ESCROW SHARE CERTIFICATES") representing the number of

Shares set forth under the heading of "Escrow Shares" opposite such Investor's name on Schedule I attached hereto (the "ESCROW SHARES").

          (c) At the Closing, in exchange for the advance payment of the Purchase Price and the Pro Rata Expense to the Company by each Advance Payment Investor prior to the date of this Agreement, the Company shall deliver or cause to be delivered to such Advance Payment Investor original share certificates (the "ADVANCE PAYMENT SHARE CERTIFICATES") representing the number of Shares set forth under the heading of the "Shares Being Purchased" opposite such Advance Payment Investor's name on Schedule I attached hereto (the "ADVANCE PAYMENT SHARES").

          (d) The Company shall exercise its best efforts to pay to the Lead Series B Shareholder the aggregate sum of the Pro Rata Expenses received by the Company at or prior to the Closing as soon as reasonably practicable, but in no event within two (2) Business Days following the Closing. Following the payment of such sum of the Pro Rata Expenses, the Company shall be under no obligation whatsoever to the Lead Series B Investor with respect to the Pro Rata Expenses that remains unpaid to the Lead Series B Investor.

          (e) For the avoidance of doubt, the rights and obligations of the Company set forth in this Section 1.04(a) and (c) shall apply severally and not jointly to each Investor, and the failure of any Investor or Investors (other than an Advance Payment Investor) to pay the Released Amount or the failure of any Investor or Investors (other than an Lead Series B Shareholder) to pay its or their Pro Rata Expense shall in no way whatsoever affect the Company's right and obligations under this Agreement to effect the Closing with respect to the other Investors.

          SECTION 1.05. Use of Proceeds.

          (a) The Company shall not use the net proceeds from the Purchase Price (the "PROCEEDS") for any purpose other than to (i) make an interest-bearing loan (the "SHAREHOLDER LOAN") to Tianwei Yingli in an aggregate principal amount equal to the sum (or its Renminbi equivalent) of (x) the Released Amounts paid by all of the Investors (other than the Advance Payment Investors) and (y) the aggregate amount of all Advancement Payments paid by each Advance Payment Investor and (ii) in accordance with that certain Joint Venture Contract, dated August 25, 2006, by and between Baoding Tianwei Baobian Electric Co., Ltd. and the Company, as amended from time to time (the "JOINT VENTURE CONTRACT"), increase the Company's equity ownership in Tianwei Yingli (the "CAPITAL INCREASE"). The amount of the Capital Increase shall be an amount (or its Renminbi equivalent) equal to the difference between the total amount of the Proceeds and the aggregate principal amount of the Shareholder Loan, provided that if the Shareholder Loan is fully converted into the Company's equity ownership in Tianwei Yingli following approval thereof by relevant Government or Regulatory Authorities, the amount of the Capital Increase shall be the entire amount of the Proceeds. The Company shall, and the Warrantors shall procure the Company and Tianwei Yingli to, apply for the approval of relevant Government or Regulatory Authorities to convert the entire principal and interest accrued under the Shareholder Loan into an equity interest in Tianwei Yingli in the form of a Capital Increase.

          (b) Following the Shareholder Loan and the Capital Increase, the Company shall procure that the Subsidiaries use the Proceeds for the purchase of silicon raw materials, capital expenditure related to the expansion of the production capacity of the Subsidiaries, repayment of loans of the Subsidiaries made by financial institutions then due and other general corporate purposes of the Subsidiaries in accordance with the Amended Articles and the Shareholders Agreement. Subject to Section 1.06 hereof and the Escrow Agreement, the Proceeds shall be deposited in an account of the Company at a bank located outside of the PRC and shall be withdrawn only by the Company's authorized signatories subject to the prior written approval by the Series B Nominee (as defined in the Shareholders Agreement), which approval shall not be unreasonably withheld, provided such approval by the Series B Nominee shall be required with respect to the withdrawal of the Proceeds for the purpose of effecting the Shareholder Loan and the Capital Increase.

          SECTION 1.06. Escrow Arrangement.

          (a) For the purpose of securing satisfaction by the Warrantors of certain conditions subsequent set forth in Section 1.06(c) (the "CONDITIONS SUBSEQUENT"), the Warrantors and the Investors (other than the Advance Payment Investors) shall enter into a mutually satisfactory escrow agreement (the "ESCROW AGREEMENT") with an escrow agent (the "ESCROW AGENT") selected by the Warrantors and reasonably satisfactory to the Investors. The Warrantors and the Investors agree that the Escrow Amount and the Escrow Share Certificates shall be held, free and clear of any and all Liens other than subject to the Escrow Agreement, as of the Closing Date, in an escrow account established pursuant to the Escrow Agreement. For the avoidance of doubt, the Shares issued to the Advance Payment Investors shall not be subject to the provisions of this Section 1.06.

          (b) The Escrow Amount and the Escrow Share Certificates shall be held in an escrow by the Escrow Agent subject to the terms of the Escrow Agreement until the satisfaction or waiver of the Conditions Subsequent, upon which the Escrow Amount (together with any accrued interest paid by the Escrow Agent) shall be immediately released by the Escrow Agent to the Company as otherwise provided in Section 1.03 and the Escrow Share Certificates shall be immediately released by the Escrow Agent to the Investors as otherwise provided in Section 1.04; provided that, in the event that this Agreement is terminated by the Lead Series B Investor pursuant to Section 8.01(b) hereof, the Escrow Amount (together with any accrued interest paid by the Escrow Agent) shall be returned by the Escrow Agent to the Investors, and the Escrow Share Certificates shall be returned to the Company, each pursuant to Section 8.02(b). For the avoidance of doubt, upon the return of the Escrow Share Certificates, the Investors shall not be entitled to any right to or interest in the Escrow Shares evidenced by such Escrow Share Certificates.

          (c) Unless otherwise waived by the Lead Series B Shareholder, the Conditions Subsequent shall be deemed to be satisfied when the Company shall have (i) entered into (x) an amendment to the joint venture contract between the Company and Baoding Tianwei Baobian Electrics Co., Ltd (the "JV CONTRACT AMENDMENT") and (y) an amendment to the articles of association of Tianwei Yingli (the "JV ARTICLE AMENDMENT"), in each case to the reasonable satisfaction of the Lead Series B Shareholder; (ii) delivered a legal opinion to the reasonable satisfaction of the Investors from the PRC counsel of the Company that the Company has filed with, and obtained requisite Licenses, approvals and consents from the relevant Governmental or Regulatory Authorities (including, without limitation, the governmental approvals and filings as set forth in
Section 2.07 of the Disclosure Schedule) and any other third parties to effect the JV Contract Amendment, the JV Article Amendment and the Capital Increase; and (iii) the Shareholder Loan shall have been funded by the Company to Tianwei Yingli prior to the Capital Increase and duly registered with the Baoding Branch of the State Administration of Foreign Exchange.

          (d) Each Investor (other than an Advance Payment Investor) hereby appoints the Lead Series B Shareholder as its representative with respect to the negotiation, execution and performance of the Escrow Agreement, and the Lead Series B Shareholder accepts such appointment. The Lead Series B Shareholder, acting in accordance with this Agreement, shall have the authority and power to act on behalf of other Investors (other than the Advance Payment Investors) with respect to the Escrow Agreement or other rights or obligations arising from and taken pursuant to the Escrow Agreement, provided that such actions do not increase or disproportionately affect an Investor's obligations hereunder in regards to the obligations of all Investors hereunder. Each Investor (other than an Advance Payment Investor) shall be bound by all actions taken by the Lead Series B Shareholder in accordance with this Agreement, in connection with the Escrow Agreement. Each of the Investors (other than the Lead Series B Shareholder and the Advanced Payment Investors) agrees, severally and not jointly, to indemnify, defend and hold harmless the other Lead Series B Shareholder to the fullest extent permitted by law from and against any and all Losses of the Lead Series B Shareholder resulting from or arising out of the Lead Series B Shareholder's action on behalf of other Investors with respect to the Escrow Agreement or other rights or obligations arising from and taken pursuant to the Escrow Agreement in the absence of willful misconduct or bad faith on the part of the Lead Series B Shareholder, provided, further that, such Losses shall be borne pro rata by each of the Investors (including the Lead Series B Shareholder) in proportion to such Investor's applicable Escrow Amount.

          SECTION 1.07. Further Assurances. At any time or from time to time after the Closing, each party hereto shall, at the expense of the party making such request, execute and deliver such other documents and instruments, provide such materials and information and take such other actions as may reasonably be necessary, proper or advisable, to the extent permitted by Law, to fulfill its obligations under this Agreement and the Transaction Documents.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company, the Holdco and the Founder (together, the "WARRANTORS") hereby jointly and severally represent and warrant to each Investor that the statements contained in this Article II are true, correct and complete as of the date of this Agreement and, unless otherwise provided herein, the date of the Closing, except as set forth in the Disclosure Schedule attached hereto as
Schedule II, which exceptions shall be deemed to be representations and warranties as if made hereunder:

          SECTION 2.01. Power and Authority. Each of the Company and the Holdco has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including without limitation the sale and issuance of the Shares, the Warrants and the Warrant Shares upon the exercise of the Warrants pursuant to the Transaction Documents.

          SECTION 2.02. Execution and Delivery. The execution and delivery by each of the Company and Holdco of the Transaction Documents and the performance by the Company and the Holdco of their respective obligations under the Transaction Documents and any other agreements, instruments and documents required to be executed and delivered with respect to the transactions contemplated in the Transaction Documents have been duly and validly authorized by or on behalf of the Company and/or the Holdco (as applicable), no other action on the part of the Company, the Holdco or their respective shareholders being necessary except as expressly contemplated hereby. The Transaction Documents have been duly and validly executed and delivered by each of the Company and Holdco and assuming the due execution of the Transaction Documents by other parties hereto, constitute legal, valid and binding obligations of each of the Company and Holdco enforceable against each of the Company and the Holdco in accordance with their respective terms.

          SECTION 2.03. Corporate Existence of the Company. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Cayman Islands, and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties. The Company is duly qualified, licensed or admitted to do business in each jurisdiction in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for those jurisdictions in which the adverse effects of all such failures by the Company to be qualified, licensed or admitted would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          SECTION 2.04. Company Capital Stock. Immediately prior to the Closing, the authorized capital stock of the Company shall be US$10,000,000, consisting of (a) 967,513,542 ordinary shares ("ORDINARY SHARES"), US$0.01 par value per share, of which 59,800,000 shares are issued and outstanding, (b) 8,081,081 shares of Series A Preferred Shares, US$0.01 par value per share, all of which are issued and outstanding, and (c) 24,405,377 shares of Series B Preferred Shares, US$0.01 par value per share, none of which are issued and outstanding. The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, shall be duly authorized and validly issued, fully paid and nonassessable and free and clear of all Liens. The Ordinary Shares issuable upon conversion of the Shares purchased under this Agreement or upon the exercise of the Warrants issued in accordance with the Warrant Side Letter have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of this Agreement and the Amended Articles, shall be duly authorized and validly issued, fully paid and nonassessable and free and clear of all Liens. The delivery of the Share Certificates at the Closing representing the Shares in the manner provided in
Section 1.04 shall transfer to each Investor good and valid title to the Shares purchased by such Investor, free and clear of all Liens other than restrictions on the payment of dividends arising under applicable Law, restrictions on transferability arising under applicable securities Laws and any Liens created or suffered to exist by the Investor. Except the Warrants and as disclosed in the Disclosure Schedule and except as provided in this Agreement, there are no outstanding Options with respect to any shares of the Company. A complete list of all outstanding shareholders, Option holders and other security holders of the Company as of the Closing Date is provided in Section 2.04 of the Disclosure Schedule.

          SECTION 2.05. Subsidiaries.

          (a) Each of the Subsidiaries is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties. Each of the Subsidiaries is duly qualified, licensed or admitted to do business in each jurisdiction in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for those jurisdictions in which the adverse effects of all such failures by any Subsidiary to be qualified, licensed or admitted would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Articles of Association of each Subsidiary are valid and, to the extent required by applicable Laws, have been approved by and filed with competent Governmental or Regulatory Authorities and are in full force and effect.

          (b) The Disclosure Schedule lists for each of the Subsidiaries its jurisdiction of organization, the amount of its authorized capital stock or its equivalent, the amount of its outstanding capital stock or its equivalent, and the record owners of such outstanding capital stock or its equivalent. As of the date hereof and as of the Closing Date, except as disclosed in the Disclosure Schedule, all the outstanding shares of capital stock or its equivalent of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and free and clear of all Liens. Except as disclosed in the Disclosure Schedule, there are no outstanding Options or other rights, agreements, arrangements or commitments to which any Subsidiary is a party or by which any Subsidiary is bound relating to the issued or unissued shares of capital stock or its equivalent of any Subsidiary.

          (c) Each of (i) the transfer of the equity interest in Tianwei Yingli held by Baoding Yingli Group Co., Ltd. to the Company as contemplated in Tianwei Yingli's shareholders' resolutions dated August 25, 2006 and (ii) the increase of the registered capital of Tianwei Yingli as contemplated in Tianwei Yingli's board resolutions dated October 10, 2006 and November 13, 2006 were made in compliance, in all material respects, with applicable PRC Laws and Orders (including without limitation the M&A Regulations, the SAFE Circular 75 and the PRC Laws governing state-owned assets).

          (d) Except as set forth in the Disclosure Schedule, none of the Subsidiaries is in receipt of any written notice from any relevant Governmental or Regulatory Authority notifying the revocation of any Licenses issued to such Subsidiary or requiring any remedial actions by such Subsidiary, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (e) Except as set forth in the Disclosure Schedule, none of the Subsidiaries is in receipt of any written notice from any relevant Governmental or Regulatory Authority notifying the revocation of any Licenses issued to it for non-compliance or the need for compliance or remedial actions in respect of the activities carried out by such Subsidiary.

          SECTION 2.06. No Conflicts. Except as disclosed in the Disclosure Schedule, the execution and delivery by each of the Warrantors and Tianwei Yingli of the Transaction Documents (as applicable) do not, and the performance by the Warrantors of their respective obligations under the Transaction Documents, and the consummation of the transactions contemplated thereby shall not, as of the date of this Agreement and as of the Closing Date:

          (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the organizational documents of the Company, the Holdco or any Subsidiary;

          (b) conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to or any License of the Company, the Holdco, any Subsidiary or any of their respective Assets and Properties in any material respect; or

          (c) (i) conflict with or result in a violation or breach of, (ii) constitute a default under, (iii) require the Company, the Holdco or any Subsidiary to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, or (v) result in the creation or imposition of any Lien upon the Company, the Holdco, any Subsidiary or any of their respective Assets and Properties under, any Material Contract, in each case, in any material respect.

          SECTION 2.07. Governmental Approvals and Filings. Except as disclosed in the Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of the Company, the Holdco or any Subsidiary is required in connection with the execution, delivery and performance of the Transaction Documents or the consummation of the transactions contemplated thereby. All Licenses required with respect to the Subsidiaries have been duly obtained in accordance with the applicable Laws, except where the failure to obtain such Licenses would not have a Material Adverse Effect.

          SECTION 2.08. Books and Records. The Company has made available to the Investors prior to the execution of this Agreement complete and correct copies of the organizational documents of the Company and each Subsidiary. The minute books and other similar records of the Company and each Subsidiary as made available to the Investors prior to the execution of this Agreement contain a true and complete record, in all material respects, of all actions taken at all meetings and by written consents in lieu of meetings of the stockholders, the boards of directors and committees of the boards of directors of the Company and each Subsidiary. The shareholders register of the Company and each Subsidiary as made available to the Investors prior to the execution of this Agreement accurately reflect all record issuances and transfers prior to the execution of this Agreement of the capital stock of the Company and each Subsidiary. To the Knowledge of the president, the directors, the vice presidents and the department heads of the Company and Tianwei Yingli, the Books and Records of the Company and each Subsidiary made available to the Investors prior to the execution of this Agreement do not contain any untrue statement of a material fact.

          SECTION 2.09. Financial Statements and Condition

          (a) Prior to the execution of this Agreement, the Company has made available to the Investors true and complete copies of the Financial Statements. The information contained in the Financial Statements shall be substantially similar to the information contained in the audited consolidated balance sheets, income statements and statements of cash flow of Tianwei Yingli for the years ended on December 31, 2004 and 2005 (the "ACTUAL ANNUAL FINANCIAL STATEMENTS") and the unaudited consolidated balance sheets, income statements and statements of cash flow of Tianwei Yingli for the six months ended June 30, 2006 (the "ACTUAL INTERIM FINANCIAL STATEMENTS"), each of which shall have been audited (in the case of the Actual Annual Financial Statements) or reviewed (in the case of the Actual Interim Financial Statements) by KPMG Huazhen and shall be delivered to the Investors as soon as it is released by KPMG Huazhen but no later than sixty (60) days following the Closing.

               The net income for each of the years ended on December 31, 2004 and 2005 as indicated in the Actual Annual Financial Statements shall not be less than ninety five percent (95%) of the net income for each of the corresponding years indicated in the Financial Statements. The net income for the six months ended on June 30, 2006 as indicated in the Actual Interim Financial Statements shall not be less than ninety percent (90%) of its counterpart for the corresponding period indicated in the Financial Statements.

          (b) Except for the execution and delivery of the Transaction Documents and the transactions to take place pursuant thereto on or prior to the Closing Date or as disclosed in the Disclosure Schedule, since June 30, 2006 until the Closing Date, the business of the Company and the Subsidiaries has been operated in all material respects in the ordinary course consistent with past practice and there has not been any change in the Business or Condition of the Company that has or would reasonably be expected to have a Material Adverse Effect.

          (c) To the Knowledge of the Warrantors, except as reflected in the Financial Statements described in paragraph (a) of this Section or as set forth in the Disclosure Schedule, and except for Liabilities incurred in the ordinary course of business consistent with past practice, neither the Company nor any Subsidiary has any material Liabilities of any nature (whether accrued, absolute, contingent or otherwise) required by US GAAP to be set forth on a consolidated balance sheet of the Company or in the notes thereto.

          SECTION 2.10. Taxes. Except as disclosed in the Disclosure Schedule, as of the date hereof, (1) the Company and each Subsidiary have filed all Tax returns and reports required to be filed by the Company and each Subsidiary, or requests for extensions to file such returns or reports have been timely filed or granted and have not expired; (2) all such Tax returns and reports are true, correct and complete except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (3) there have been no examinations or audits of any tax returns or reports by any applicable Governmental or Regulatory Authority; and (4) there have been no written communications from any applicable Governmental or Regulatory Authority. As of the date hereof, except as disclosed in the Disclosure Schedule, the Company and each Subsidiary have paid all Taxes shown as due on such Tax returns and reports in all material respects. Further, each of the Company and its Subsidiaries has duly withheld individual income taxes and adequately paid mandatory contributions to the statutory welfare or social security funds on behalf of all its employees, contractors and directors, in each case to the extent required by applicable laws, in compliance with the applicable regulations in each respective jurisdiction such that there shall be no default or underpayment in respect of individual income taxes and mandatory contributions to the statutory social security funds that has or would reasonably be expected to have a Material Adverse Effect.

          SECTION 2.11. Legal Proceedings. As of the date hereof, except as disclosed in the Disclosure Schedule or except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

          (a) there are no Actions or Proceedings pending or, to the Knowledge of the Warrantors, threatened seeking to restrain, adjourn or otherwise prohibit or make illegal the consummation of any of the transactions contemplated by the Transaction Documents; and

          (b) there are no Actions or Proceedings pending or, to the Knowledge of the Warrantors, threatened against, relating to or affecting the Company, any Subsidiary or any of their respective Assets and Properties.

          SECTION 2.12. Compliance With Laws and Orders. Except as disclosed in the Disclosure Schedule or except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any Subsidiary has received any written communication since January 1, 2004 until the date hereof from any Governmental or Regulatory Authority that alleges that the Company or any Subsidiary, as applicable, is in violation of or in default under any Law or Order applicable to the Company or such Subsidiary. To the Knowledge of the Warrantors, each of the Company and its Subsidiaries is in compliance, in all material respects, with all Laws or Orders.

          SECTION 2.13. Real Property.

          (a) Except as disclosed in the Disclosure Schedule, each of the Company and the Subsidiaries has good title to each parcel of real property owned by it and is in possession of each such parcel of real property, together with all buildings, structures, facilities, fixtures and other improvements thereon, free and clear of any Lien other than the Permitted Liens that do not materially impair the Company's or any Subsidiary's ownership or use of such property.

          (b) Except as disclosed in the Disclosure Schedule, each of the Company and the Subsidiaries has a valid and subsisting leasehold estate in and the right to quiet enjoyment of the real properties leased by it, free and clear of any Liens other than the Permitted Liens (except by the Lessor) that do not materially impair the Company's or any Subsidiary's use of such property.

          SECTION 2.14. Tangible Personal Property. Except as disclosed in the Disclosure Schedule or except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each of the Company and the Subsidiaries is in possession of and has good title to, or has valid leasehold interests in or valid rights under Contract to use, all tangible personal property material to the Business or Condition of the Company, free and clear of any Liens other than the Permitted Liens that do not materially impair the Company's or any Subsidiary's ownership or use, as applicable, of such property.

          SECTION 2.15. Investment Assets. As of the date hereof, the Disclosure Schedule lists each Investment Asset in excess of US$3 million held by the Company or any Subsidiary in any Person which is not a Subsidiary. Except as disclosed in the Disclosure Schedule, as of the date hereof, all such Investment Assets listed on the Disclosure Schedule are owned by the Company or a Subsidiary and are free and clear of all Liens other than the Permitted Liens that do not materially impair the Company's or any Subsidiary's ownership or use of such property.

          SECTION 2.16. Intellectual Property Rights. As of the date hereof, each of the Company and the Subsidiaries either has all right, title and interest in or a valid and binding right under Contract to use the Intellectual Property material to the Business or Condition of the Company (the "COMPANY INTELLECTUAL PROPERTY"). As of the date hereof, (a) all registrations with and applications to Governmental or Regulatory Authorities in respect of the Company Intellectual Property owned by the Company or a Subsidiary are valid and in full force and effect and (b) the execution of the Transaction Documents and the consummation of the transactions contemplated thereby do not trigger any restrictions on the direct or indirect transfer of any material Contract, or any interest therein, held by the Company or any Subsidiary in respect of the Company Intellectual Property. As of the date hereof, neither the Company nor any Subsidiary has received notice that the Company or any Subsidiary is infringing any Intellectual Property of any other Person in any material respect; to the Knowledge of the Warrantors, no claim to such effect is pending and has not been resolved; and as of the date hereof, to the Knowledge of the Warrantors, neither the Company nor any Subsidiary is infringing any Intellectual Property of any other Person in any material respect. Section 2.16 of the Disclosure Schedule contains a complete list of the Company Intellectual Property.

          SECTION 2.17. Contracts.

          (a) As of the date hereof, the Disclosure Schedule contains a true and complete list of each of the following Contracts to which the Company or any Subsidiary is a party or by which any of their respective Assets and Properties is bound (the "MATERIAL CONTRACTS"):

               (i) Contracts providing for a commitment of employment or consultation services for a specified or unspecified term or otherwise relating to employment or termination of employment of each member of senior management of the Company and the Subsidiaries;

               (ii) Contracts containing any provision or covenant prohibiting or materially limiting the ability of the Company or any Subsidiary to engage in any business activity or compete with any Person or prohibiting or materially limiting the ability of any Person to compete with the Company or any Subsidiary or otherwise impairing, restricting or imposing conditions on the Company or any Subsidiary's right to offer or sell products or services in specified geographical areas or for specified time periods;

               (iii) material partnership, joint venture, shareholders' or other similar Contracts with any Person;

               (iv) Contracts relating to Indebtedness of the Company or any Subsidiary in excess of US$3 million;

               (v) Contracts with distributors, manufacturers, suppliers or sales agencies that involve a binding payment or obligation by or to the Company or any Subsidiary of more than US$3 million annually;

               (vi) Contracts relating to (A) the future disposition or acquisition of any Assets and Properties individually or in the aggregate material to the Business or Condition of the Company, other than dispositions or acquisitions in the ordinary course of business, and (B) any merger or other business combination (other than this Agreement);

               (vii) Contracts between or among the Company and any Subsidiary relating to Indebtedness or the provision of services between such entities;

               (viii) Contracts with top five (5) distributors, manufacturers, suppliers or sales agencies, which collectively account for at least seventy percent (70%) of the supply of silicon to the Company and its Subsidiaries in the aggregate as of the date of this Agreement; and

               (ix) Contracts transferring or licensing any Company Intellectual Property to or from the Company or any Subsidiary (other than licenses from commercially readily available "off the shelf" computer software).

          (b) As of the date hereof, none of the Contracts required to be disclosed in the Disclosure Schedule has been terminated prior to the expiration of the agreed minimum term by any party thereto nor, to the Knowledge of the Warrantors as to any Contract the Company or any Subsidiary is a party, has any party indicated its intention to terminate any of such Contracts. Except as disclosed in the Disclosure Schedule, to the Knowledge of the Warrantors, neither the Company nor any Subsidiary or any other party to such Contract is in violation or breach of or default under any such Contract in any material respect.

          SECTION 2.18. Insurance. As of the date hereof, except as disclosed in the Disclosure Schedule or except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, no premiums are due or have not been paid in relation to, and neither the Company nor any Subsidiary has received any notice of cancellation or termination in respect of, or, to the Knowledge of the Warrantors, is in default under, any insurance policy currently in effect that insure the business, operations or employees of the Company or any Subsidiary or affect or relate to the ownership, use or operation of any of the Assets and Properties of the Company or any Subsidiary in any material respect.

          SECTION 2.19. Employees; Labor Relations. Except as disclosed in the Disclosure Schedule, each of the employees of the Company and/or the Subsidiaries has entered into an employment contract with the Company or the applicable Subsidiary in the form made available to the Investors prior to the Closing. Except as disclosed in the Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by any other currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement. As of the date hereof, except as disclosed in the Disclosure Schedule, there are no disputes pending or, to the Knowledge of the Company, threatened in writing between the Company or any Subsidiary and any trade union or other representatives of its employees, except in each case for such disputes as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          SECTION 2.20. Environmental Matters. As of the date hereof, except as disclosed in the Disclosure Schedule:

          (a) Neither the Company nor any Subsidiary has received any written communication since January 1, 2003 until the date hereof from any Governmental or Regulatory Authority that alleges that the Company or any Subsidiary, as applicable, is not in compliance with applicable Environmental Laws in any material respect, except for any non-compliance that has been settled or resolved.

          (b) To the Knowledge of the Company, neither the Company nor any Subsidiary is in violation of or not in compliance with applicable Environmental Laws in any material respect.

          (c) To the Knowledge of the Company, each of the Company and the Subsidiaries has obtained or maintains all environmental, health and safety permits and governmental authorizations necessary for the construction of its facilities and the conduct of its operations as currently conducted, as applicable (collectively, the "ENVIRONMENTAL PERMITS"), and all such Environmental Permits are in good standing or, where applicable, a renewal application or an application for any new operations has been timely filed and is pending agency approval, and the Company and the Subsidiaries are in compliance with all terms and conditions of such Environmental Permits. To the Knowledge of the Company, neither the Company nor any Subsidiary has received any notice from any Governmental Authority that it will revoke, cancel, withdraw, terminate, suspend, not renew, or modify any such Environmental Permits.

          (d) This Section 2.20 contains the sole and exclusive representations and warranties of the Company with respect to environmental matters arising under any Environmental Law.

          SECTION 2.21. Brokers. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried out by the Company directly with the Investors without the intervention of any Person on behalf of the Company in such manner as to give rise to any valid claim by any Person against the

Investor, the Company or any Subsidiary for a finder's fee, brokerage commission or similar payment.

          SECTION 2.22. Related Party Transaction. Except as disclosed in the Disclosure Schedule, no Founder, officer or director of the Company or any Subsidiary or any Affiliate of any such person has any agreement with the Company or any Subsidiary (except for employment contracts), understanding, proposed transaction with, or is indebted to, any Company or Subsidiary, nor is any Company or Subsidiary indebted (or committed to make loans or extend or guarantee credit) to any of such persons (other than for accrued salaries, reimbursable expenses or other standard employee benefits). Except as disclosed in the Disclosure Schedule, no Founder, officer or director of the Holdco, the Company or any Subsidiary has any direct or indirect ownership interest in (i) any Person with which the Company or any Subsidiary is affiliated, (ii) any Person with which the Company or any Subsidiary has a business relationship,
(iii) any Person that competes with the Company or any Subsidiary or (iv) any Person which purchases from or sells, licenses or furnishes to the Company or any Subsidiary any goods, property, intellectual or other property rights or services. Except as disclosed in the Disclosure Schedule, there is no agreement between any Founder, the Holdco and any other shareholder with respect to the ownership or control of the Company or any Subsidiary.

          SECTION 2.23. Registration Rights. Except as provided in the Disclosure Schedule, the Shareholders Agreement, the warrant, dated August 28, 2006, granted by the Company to TB Management Company Limited, the Warrants, and any employee stock option plans to be adopted by the Company in contemplation of the Qualified IPO, neither the Company nor any Subsidiary is under any obligation to provide any rights to register under the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT"), any of its presently outstanding securities or any of its securities that may hereafter be issued or upon exercise or conversion of its currently outstanding securities, including piggyback rights, to any Person.

          SECTION 2.24. Disclosure. The information provided by the Warrantors to the Investors as part of the due diligence process in connection with the negotiation and execution of the Transaction Documents, taken as a whole, are true and accurate in all material respects. The information contained in the Transaction Documents and any other written certificates or instruments delivered by the Warrantors in connection with the transactions contemplated therein, taken as a whole, is true and accurate in all material respects.

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

          Unless otherwise specified herein, each Investor hereby, with respect to such Investor, severally but not jointly represents and warrants to the Company as follows:

          SECTION 3.01. Corporate Existence. Each Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it has been organized. Each Investor has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

          SECTION 3.02. Authority. The execution and delivery by each Investor of this Agreement, and the performance by such Investor of its obligations hereunder, have been duly and validly authorized by all necessary action on the part of such Investor, no other action on the part of such Investor or its equity holders being necessary. This Agreement has been duly and validly executed and delivered by each Investor and constitutes a legal, valid and binding obligation of such Investor enforceable against such Investor in accordance with its terms.

          SECTION 3.03. No Conflicts. The execution and delivery by each Investor of this Agreement do not, and the performance by such Investor of its obligations under this Agreement and the consummation of the transactions contemplated hereby shall not:

          (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the corporate organizational documents of such Investor;

          (b) conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to such Investor or any of its Assets and Properties; or

          (c) (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under,
(iii) require such Investor to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, or (v) result in the creation or imposition of any Lien upon such Investor or any of its Assets and Properties under, any Contract or License to which such Investor is a party or by which any of its Assets and Properties is bound.

          SECTION 3.04. Governmental Approvals and Filings. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of any Investor is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

          SECTION 3.05. Legal Proceedings. There are no Actions or Proceedings pending or, to the Knowledge of each Investor, threatened seeking to restrain, enjoin or otherwise prohibit or make illegal the consummation of any of the transactions contemplated by this Agreement.

          SECTION 3.06. Investment Purpose. Each Investor is acquiring the Shares solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof.

          SECTION 3.07. Brokers. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried out by each Investor directly with the Company without the intervention of any Person on behalf of such Investor in such manner as to give rise to any valid claim by any Person against the Company for a finder's fee, brokerage commission or similar payment.

          SECTION 3.08. Additional Representations. In addition to the representations and warranties set forth in Sections 3.01 through 3.07 above, each Investor who is a U.S. person (as such term is defined by Regulation S under the Securities Act), with respect to such Investor, severally but not jointly, makes the representations and warranties set forth in Appendix E attached hereto.

                                   ARTICLE IV

                         COVENANTS AND OTHER AGREEMENTS

          SECTION 4.01. Covenants of the Warrantors. The Warrantors covenant and agree with each Investor that, at all times from and after the date hereof until the Closing, the Company shall comply and the Warrantors shall procure the compliance by the Company and Tianwei Yingli with all covenants and provisions of this Section 4.01, except to the extent the Lead Series B Shareholder may otherwise consent in writing, which consent shall not be unreasonably withheld, delayed or conditioned.

          (a) Regulatory and Other Approvals. The Warrantors shall, and shall cause the Subsidiaries to, as promptly as reasonably practicable, (i) obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of the Company or any Subsidiary to consummate the transactions contemplated in the Transaction Documents, including without limitation those described in the Disclosure Schedule and the filing under the SAFE Circular 75, which shall be obtained no later than March 31, 2007, (ii) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and (iii) provide reasonable cooperation to the Investors in connection with the performance of its obligations under Section 4.02. The Company shall provide prompt notification to the Investors when any such consent, approval, action, filing or notice referred to in clause (i) above is obtained, taken, made or given, denied, rejected or disapproved, as applicable, and shall advise the Investors of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by the Transaction Documents.

          (b) Conduct of Business. The Company and each Subsidiary shall conduct its business in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, between the date of this Agreement and the Closing Date, the Company shall use, and the Warrantors shall cause each Subsidiary to use their best efforts to (i) preserve intact the present business organization and reputation of the Company and the Subsidiaries, respectively, in all material respects, (ii) keep available (subject to dismissals and retirements in the ordinary course of business) the services of the key officers and employees of the Company and the Subsidiaries, respectively, (iii) maintain the respective Assets and Properties of the Company and the Subsidiaries in working order and condition consistent with past custom and practice, ordinary wear and tear excepted, and (iv) maintain the goodwill of key customers, suppliers and lenders and other Persons with whom the Company and any Subsidiary otherwise has significant business relationships.

          (c) Fulfillment of Conditions. The Warrantors shall take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the obligations of the Investors contained in this Agreement and shall not take or fail to take any action that would reasonably be expected to result in the non-fulfillment of any such condition.

          (d) Delivery of Financial Statements. As promptly as practicable, but no later than one hundred twenty (120) days, after the end of each of 2006 and 2007, the Company shall deliver to the Investors audited consolidated balance sheets, income statements and statements of cash flow of the Company, in each case prepared in accordance with US GAAP, provided that if such consolidated financial statements of the Company are not available, the Company shall deliver audited consolidated balance sheets, income statements and statements of cash flow of Tianwei Yingli, in each case prepared in accordance with US GAAP.

          (e) Amended and Restated Articles of Association. The Warrantors shall take all necessary steps to file or register the Company's Amended Articles in the form reasonably satisfactory to the Lead Series B Shareholder with applicable Governmental and Regulatory Authorities within five (5) Business Days after the Closing.

          (f) Register of Members. Notwithstanding anything contrary herein, the Warrantors shall, on the Business Day immediately following the Closing Date, deliver a copy of its registers of the members, directors, officers and holders of warrants of the Company, certified by the Chief Executive Officer as true, complete, accurate and as in effect immediately after the Closing. The register of members and register of directors delivered under this Section 4.01(f) shall reflect the issuance of the Shares pursuant to this Agreement and the election of the Series B Nominee (as defined in the Shareholders Agreement), respectively.

          SECTION 4.02. Covenants of the Investors. Unless otherwise specified herein, each Investor, with respect to such Investor, covenants and agrees with the Company that, at all times from and after the date hereof until the Closing, such Investor shall comply with all covenants and provisions of this Section 4.02, except to the extent the Company may otherwise consent in writing, which consent shall not be unreasonably withheld, delayed or conditioned.

          (a) Regulatory and Other Approvals. Each Investor shall as promptly as practicable (i) take all commercially reasonable steps necessary or desirable to obtain all applicable consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of such Investor to consummate the transactions contemplated hereby, (ii) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and (iii) provide reasonable cooperation to the Company in connection with the performance of its obligations under this Section 4.02. Each Investor shall provide prompt notification to the Company when any such consent, approval, action, filing or notice referred to in clause (i) above is obtained, taken, made or given, as applicable, and shall advise the Company of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement.

          (b) Fulfillment of Conditions. Each Investor shall take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the obligations of the Company contained in this Agreement and shall not take or fail to take any action that would reasonably be expected to result in the non-fulfillment of any such condition.

          SECTION 4.03. Mutual Covenants. Each party hereto covenants and agrees with the other party that, at all times from and after the date hereof until the Closing, such party shall comply with all covenants and provisions of this
Section 4.03, except to the extent each other party may otherwise consent in writing, which consent shall not be unreasonably withheld, delayed or conditioned.

          (a) Confidentiality. Each party hereto shall hold, and shall cause its representatives to hold, in confidence this Agreement, the Transaction Documents, all documents and information furnished to it by or on behalf of the other parties in connection with the transactions contemplated hereby and shall continue to be bound the terms of the confidentiality agreement with the Company respectively entered by each Investor, the terms of which are incorporated herein by reference.

          (b) Publicity. No party hereto shall make any announcement regarding this Agreement or the transactions contemplated hereby without the prior written consent of the other parties, except as may be required pursuant to applicable Law and except pursuant to Section 10.04.

                                    ARTICLE V

                              CONDITIONS TO CLOSING

          SECTION 5.01. Conditions to Each Party's Obligations. The obligation of any of the parties hereto to consummate the transactions contemplated by this Agreement is subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by the Company and the Lead Series B Shareholder):

          (a) Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.

          SECTION 5.02. Conditions to Obligations of the Investor. The obligation of each Investor to purchase Shares at the Closing pursuant to this Agreement is subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by such Investor in its sole discretion):

          (a) Representations and Warranties. The representations and warranties made by the Warrantors in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though made on and as of the Closing Date (or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date).

          (b) Performance. The Warrantors shall have performed and complied with, in all material respects, the agreements, covenants and obligations required by this Agreement to be so performed or complied with by the Warrantors at or before the Closing.

          (c) No Material Change. Since June 30, 2006, there shall not have occurred any change, event or condition that, individually or taken as a whole, has, or that could reasonably be expected to have a Material Adverse Effect.

          (d) Officer's Certificate. The Company's chief executive officer shall deliver to the Investors at the Closing a certificate (i) certifying that the conditions specified in Sections 5.02(a), 5.02(b), 5.02(c) and 5.02(j) have been fulfilled; and (ii) attaching a copy of the Amended Articles which shall be effective upon the Closing.

          (e) Transaction Documents. Except for the Amended Articles, the JV Contract Amendment and the JV Article Amendment, each party to each Transaction Document shall have duly executed and delivered each of the Transaction Documents to which it is a party, which shall each be substantially similar to the respective forms attached hereto as exhibits.

          (f) Memorandum and Articles of Association. The Amended Articles, which shall be substantially in the form attached hereto as Exhibit C and be effective upon the Closing, shall have been duly adopted by all necessary actions of the board of directors and shareholders of the Company.

          (g) Opinion of Counsel. The Investors shall have received as of the Closing Date the opinions of each of Conyers Dill & Pearman, Cayman Islands counsel to the Company, and Fangda Partners, the PRC counsel to the Company, both dated as of the Closing Date, to the reasonable satisfaction of the Investors.

          (h) Issuance of New Shares. Prior to the Closing, the Company shall not, and the Warrantors shall procure the Company not to, have issued or authorized the issuance of any Ordinary Shares or Series B Preferred Shares other than as set forth in Section 2.04 hereof.

          (i) Series B Directors. All necessary actions shall have been taken to appoint a representative of the holders of the Series B Preferred Shares to each of the board of directors of the Company and Tianwei Yingli, and to each committee of the board of the Company, effective as of the Closing Date.

          (j) Confidential Submission. The Company shall have submitted to the United States Securities and Exchange Commission on a confidential basis a draft registration statement on Form F-1 in connection with the initial public offering of the Company's equity securities on the New York Stock Exchange as lead-managed, as of the date of such submission, by the underwriters identified in the copy of the draft registration statement on Form F-1 provided to the Lead Series B Shareholder on November 18, 2006.

          (k) Warrant Side Letter. The Company, the Holdco, the Founder and the Lead Series B Shareholder shall have entered into a side letter relating, among others, to the issuance of certain warrants substantially in the form attached hereto as Exhibit D (the "WARRANT SIDE LETTER") or as otherwise agreed by the Lead Series B Shareholder.

          (l) Funding of the CB Proceeds. At least US$62,000,000 of the proceeds from the issuance of that certain US$85,000,000 Bonds due 2008 issued by the Company under the Trustee Deed, dated November 13, 2006, between the Company and DB Trustees (Hong Kong) Limited, shall have been funded by the Company into Tianwei Yingli in the form of registered capital to increase the percentage of the Company's equity ownership in Tianwei Yingli to at least 62.13%, as evidenced by a capital verification report issued by a PRC certified public accountant and an updated business license of Tianwei Yingli to such effect.

          SECTION 5.03. Conditions to Obligations of the Company. The obligation of the Company to consummate the transactions contemplated by this Agreement is subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by the Company in its sole discretion); provided that the failure to fulfill any of such conditions by an Investor other than the Lead Series B Shareholder shall not affect the ability of the Lead Series B Shareholder to consummate the transactions contemplated by this Agreement with respect to the Lead Series B Shareholder.

          (a) Representations and Warranties. The representations and warranties made by each Investor in this Agreement, taken as a whole, shall be true and correct in all material respects on and as of the Closing Date as though made on and as of the Closing Date.

          (b) Performance. Each Investor shall have performed and complied with, in all material respects, the agreements, covenants and obligations required by this Agreement to be so performed or complied with by such Investor at or before the Closing.

                                   ARTICLE VI

                       SURVIVAL; NO OTHER REPRESENTATIONS

          SECTION 6.01. Survival of Representations and Warranties. The representations and warranties of the Company contained in Article II and in the Disclosure Schedule shall survive only until the first anniversary of the Closing, except that any representation or warranty that would otherwise terminate in accordance with this sentence shall continue to survive if a Claim Notice or Indemnity Notice (as applicable) shall have been timely given in good faith based on facts reasonably expected to establish a valid claim under
Article VII on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in Article VII.

          SECTION 6.02. No Other Representations. Except those representations and warranties contained in Article II as qualified by the Disclosure Schedule, it is the explicit intent of each party hereto that the Company is making no representation or warranty whatsoever, express or implied, at law or in equity, whether under contract, tort or other applicable law, in respect of the Business, the Company or any Subsidiary, or any of their respective Assets and Properties, Liabilities or operations. In addition, the Company makes no representation or warranty to the Investors with respect to any financial projection or forecast relating to the Business or Condition of the Company provided by or on behalf of the Company to the Investors or any of their

Affiliates or Representatives, provided, that, such financial projection or forecast were prepared in good faith. With respect to any projection or forecast with respect to the Company and the Subsidiaries or the Business delivered by or on behalf of the Company to the Investors or any of their Affiliates or Representatives, each Investor acknowledges that (a) there are uncertainties inherent in attempting to make such projections and forecasts, (b) it is familiar with such uncertainties, (c) it is taking full responsibility for making its own evaluation of the adequacy and accuracy of all such projections and forecasts furnished to it and (d) it shall have no claim against the Company or any of their Affiliates or Representatives with respect thereto, except where it is determined that such projection or forecast were not prepared in good faith.

                                   ARTICLE VII

                                 INDEMNIFICATION

          SECTION 7.01. Indemnification.

          (a) Following the Closing, subject to paragraphs (c) and (d) of this Section, Section 7.03 and the other Sections of this Article VII, the Warrantors shall jointly and severally indemnify each Investor in respect of, and hold it harmless from and against, any and all Losses suffered, incurred or sustained by it or to which it becomes subject, resulting from, arising out of or relating to any breach of representation or warranty or non-fulfillment of or failure to perform any covenant or agreement on the part of the Warrantors made in this Agreement.

          (b) Notwithstanding anything to the contrary contained in this Agreement, no amounts of indemnity shall be payable by the Warrantors as a result of any Losses arising under paragraph (a) of this Section 7.01:

               (i) with respect to any claim, unless and until the aggregate amount of Losses suffered cumulatively by any and all Investors exceeds US$2 million, in which case each Investor shall be entitled to indemnification of the entire amount of Losses suffered by it subject to the terms and conditions of
Section 7.01;

               (ii) with respect to any Investor, to the extent it arises from or was caused by actions taken by such Investor or any of its Affiliates; or

               (iii) with respect to any Investor, to the extent that such Investor had been compensated for such Loss.

          (c) Notwithstanding anything to the contrary contained in this Agreement, the Warrantors shall, in no circumstance, be obligated hereunder to indemnify any Investor in respect of any and all Losses in the aggregate in an amount in excess of the sum of (i) the Purchase Price paid by such Investor and
(ii) an amount representing 12% of the Purchase Price paid by such Investor, as computed on an annualized basis.

          (d) Notwithstanding anything to the contrary contained in this Agreement, this Article VII shall survive any termination of this Agreement.

          SECTION 7.02. Method of Asserting Claims. All claims for indemnification by any Indemnified Party under Section 7.01 must be asserted and resolved as follows:

          (a) In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under Section 7.01 is asserted against or sought to be collected from such Indemnified Party by a Person other than the Warrantors or any of their respective Affiliates (a "THIRD PARTY CLAIM"), the Indemnified Party shall deliver a Claim Notice with reasonable promptness to the Indemnifying Party. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party under Section 7.01 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

               (i) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 7.02(a), then the Indemnifying Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or shall be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed in the case of any settlement that provides for any relief other than the payment of monetary damages as to which the Indemnified Party shall be indemnified in full). The Indemnifying Party shall have full control of such defense and proceedings, including (except as provided in the immediately preceding sentence) any settlement thereof, except that:

                    (x) the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this clause (i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests and not prejudicial to the Indemnifying Party (it being understood and agreed that, except as provided in clause (ii) below, if an Indemnified Party takes any such action that is prejudicial and causes a final adjudication that is adverse to the Indemnifying Party, the Indemnifying Party shall be relieved of its obligations hereunder with respect to the portion of such Third Party Claim prejudiced by the Indemnified Party's action); and

                    (y) if requested by the Indemnifying Party, the Indemnified Party shall, at the sole cost and expense of the Indemnifying Party, cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim that the

Indemnifying Party elects to contest, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the Person asserting the Third Party Claim, or any cross-complaint against any Person (other than the Indemnified Party or any of its Affiliates).

                         The Indemnified Party may retain separate counsel to
represent it in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (i), and the Indemnified Party shall bear its own costs and expenses with respect to such separate counsel except as provided in the preceding sentence. Notwithstanding the foregoing, the Indemnified Party may retain or take over the control of the defense or settlement of any Third Party Claim the defense of which the Indemnifying Party has elected to control if the Indemnified Party irrevocably waives its right to indemnity under Section 7.01 with respect to such Third Party Claim.

               (ii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to this Section 7.02(a), then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be vigorously and diligently prosecuted by the Indemnified Party to a final conclusion or shall be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed). The Indemnified Party shall have full control of such defense and proceedings, including (except as provided in the immediately preceding sentence) any settlement thereof; provided, however, that:

                    (x) if requested by the Indemnified Party, the Indemnifying Party shall, at the sole cost and expense of the Indemnifying Party, cooperate with the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the Person asserting the Third Party Claim, or any cross-complaint against any Person (other than the Indemnifying Party or any of its Affiliates);

                    (y) notwithstanding the foregoing provisions of this clause
(ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause
(iii) below, the Indemnifying Party shall not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this clause (ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation; and

                    (z) the Indemnifying Party may retain separate counsel to represent it in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (ii), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

               (iii) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability to the Indemnified Party with respect to the Third Party Claim under Section 7.01 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Third Party Claim, the Loss arising from such Third Party Claim shall, subject to the provisions of
Section 7.01(c), be conclusively deemed a liability of the Indemnifying Party under Section 7.01 and the Indemnifying Party shall, subject to the provisions of Section 7.01(c), pay the amount of such Loss to the Indemnified Party on demand following the final determination thereof. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved in accordance with the dispute resolution provisions in Section 10.10.

          (b) In the event of a claim by any Indemnified Party under Section
7.01 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss arising from the claim specified in such Indemnity Notice shall, subject to the provisions of Section 7.01(c), be conclusively deemed a liability of the Indemnifying Party under Section 7.01 and the Indemnifying Party shall, subject to the provisions of Section 7.01(c), pay the amount of such Loss to the Indemnified Party on demand following the final determination thereof. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations, such dispute shall be resolved in accordance with the dispute resolution provisions in Section 10.10.

          SECTION 7.03. Exclusivity. After the Closing, except in the event of fraud or willful breach of representations, warranties or covenants herein, the indemnities set forth in this Article VII shall be the sole and exclusive remedies of each Investor and its respective officers, directors, employees, agents and Affiliates for any breach of representation or warranty or nonfulfillment of or failure to perform any covenant or agreement made in this Agreement, and the parties shall not be entitled to a rescission of this Agreement or to any further indemnification rights or claims of any nature whatsoever in respect thereof, all of which the parties hereto hereby waive. No Person who was an officer, director or stockholder of the Company or any of the Subsidiaries prior to the Closing or any of their respective Affiliates shall have any liability to make any payment in respect of any breach of any representation or warranty or non-performance of any covenant or agreement made in this Agreement, except for the Company's indemnification obligations under this Article VII.

          SECTION 7.04. No Consequential Damages. Anything herein to the contrary notwithstanding, no party shall be liable under this Agreement or with respect to the transactions contemplated hereby for any consequential, exemplary, punitive, special, indirect or incidental damages, including loss of profits or revenue or any multiple of damages.

          SECTION 7.05. Limitation of Liability. No recourse shall be had for any claim based on or otherwise in respect of this Agreement or the transactions contemplated hereby against any Person other than the Warrantors or the Investors.

                                  ARTICLE VIII

                                   TERMINATION

          SECTION 8.01. Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

          (a) at any time before the Closing, by mutual written agreement of the Company and the Investors; or

          (b) after the Closing by the Lead Series B Investor in the event the Conditions Subsequent shall have not been satisfied or waived by March 31, 2007;

          SECTION 8.02. Effect of Termination. (a) Subject to paragraph (b) below, if this Agreement is validly terminated pursuant to Section 8.01, this Agreement shall forthwith become null and void, and there shall be no liability or obligation on the part of the Company or any Investor (or any of their respective officers, directors, employees, agents or other Representatives or Affiliates) under this Agreement or in connection with the transactions contemplated hereby, except that such termination shall not relieve any breaching party from liability hereunder from willful breach of any representation or warranty contained herein or any breach of any covenant or agreement contained herein.

          (b) If this Agreement is validly terminated pursuant to Section 8.01(b), within five (5) Business Days after receipt of such written request from the Lead Series B Investor, the Escrow Agent shall (i) release the Escrow Amount (together with any accrued interest paid thereon by the Escrow Agent) to the bank accounts designated by the Lead Series B Investor in writing and (ii) return the Escrow Share Certificates to the Company. Immediately upon the return by the Escrow Agent of the Escrow Amount (together with any accrued interest paid by the Escrow Agent) to each Investor, such Investor shall no longer be a shareholder of the Company with respect to the Escrow Shares and shall not have any rights, interests or claims with respect to the Company as a shareholder of the Company with respect to the Escrow Shares.

                                   ARTICLE IX

                                   DEFINITIONS

          SECTION 9.01. Defined Terms. As used in this Agreement, the following defined terms have the meanings indicated below:

          "ACTIONS OR PROCEEDINGS" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation.

          "ACTUAL ANNUAL FINANCIAL STATEMENTS" has the meaning ascribed to it in
Section 2.09(a).

          "ACTUAL INTERIM FINANCIAL STATEMENTS" has the meaning ascribed to it in Section 2.09(a).

          "ADVANCE PAYMENT" means, with respect to each Advance Payment Investor, such amount of advance payment made by such Advance Payment Investor to the Company pursuant to the Advance Payment Agreement between such Advance Payment Investor and the Company, to the extent that such advance payment equals the purchase price of the Series B Preferred Shares allocated by the Company to such Advance Payment Investor as indicated as the Purchase Price set forth opposite such Advance Payment Investor's name on Schedule 1.

          "ADVANCE PAYMENT INVESTORS" means Modern Peakview Limited, KWR International Ltd., and DBS Nominees (Private) Limited.

          "ADVANCE PAYMENT SHARES" has the meaning ascribed to it in Section 1.04(c).

          "ADVANCE PAYMENT SHARE CERTIFICATES" has the meaning ascribed to it in
Section 1.04(c).

          "AFFILIATE" means any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning fifty percent (50%) or more of the voting securities of another Person shall be deemed to control that Person.

          "AGREEMENT" means this Series B Preferred Share Purchase Agreement, the Disclosure Schedule, the exhibits and annexes attached hereto.

          "AMENDED ARTICLES" means the Second Amended and Restated Memorandum and Articles of Association of the Company.

          "ASSETS AND PROPERTIES" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person.

          "BOOKS AND RECORDS" means all files, documents, instruments, papers, books and records relating to the Business or Condition of the Company, including without limitation financial statements, Tax returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, operating data and plans.

          "BUSINESS" means the design, manufacture, sales, assembly, installation and servicing of photovoltaic products engaged in by the Company, directly or indirectly through the Subsidiaries.

          "BUSINESS DAY" means a day other than Saturday, Sunday or any day on which banks located in Hong Kong are authorized or obligated to close.

          "BUSINESS OR CONDITION OF THE COMPANY" means the business, financial condition or results of operations of the Company and the Subsidiaries taken as a whole.

          "CLAIM NOTICE" means written notification pursuant to Section 7.02(a) of a Third Party Claim as to which indemnity under Section 7.01 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim against the Indemnifying Party under Section 7.01, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Loss arising from such Third Party Claim.

          "CLOSING" means the closing of the transactions contemplated by
Article I.

          "CLOSING DATE" has the meaning ascribed to it in Section 1.02.

          "COMPANY" has the meaning ascribed to it in the preamble of this Agreement.

          "COMPANY INTELLECTUAL PROPERTY" has the meaning ascribed to it in
Section 2.16.

          "CONDITIONS SUBSEQUENT" has the meaning ascribed to it in Section 1.06(c).

          "CONTRACT" means any agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract.

          "DISCLOSURE SCHEDULE" means the records delivered to the Investors on behalf of the Company herewith and dated as of the date hereof, containing all lists, exceptions and other information and materials as may be provided or deem to be provided pursuant to this Agreement.

          "DISPUTE PERIOD" means the period ending twenty (20) days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.

          "ENVIRONMENTAL PERMITS" has the meaning ascribed to it in Section 2.20(c).

          "ENVIRONMENTAL LAWS" means all Laws of any jurisdiction in which the Company or any Subsidiary conducts business or operations relating to pollution and the environment generally.

          "ESCROW AGENT" has the meaning ascribed to it in Section 1.06(a).

          "ESCROW AGREEMENT" has the meaning ascribed to it in Section 1.06(a).

          "ESCROW AMOUNT" has the meaning ascribed to it in Section 1.03(b).

          "ESCROW SHARES" has the meaning ascribed to it in Section 1.04(b).

          "ESCROW SHARE CERTIFICATES" has the meaning ascribed to it in Section 1.04(b).

          "FINANCIAL STATEMENTS" means the drafts of the unaudited consolidated balance sheets, income statements and statements of cash flow of Tianwei Yingli for the years ended on December 31, 2004 and 2005 and for the six months ended June 30, 2006, in each case, prepared in accordance with US GAAP and included in the Disclosure Schedule.

          "FOUNDER" has the meaning ascribed to it in the Preamble.

          "GOVERNMENTAL OR REGULATORY AUTHORITY" means any applicable court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of any jurisdiction in which a Person conducts business or operations.

          "HOLDCO" has the meaning ascribed to it in the Preamble.

          "ICC" has the meaning ascribed to it in Section 10.10(b).

          "INDEBTEDNESS" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) under capital leases and (iv) in the nature of guarantees of the obligations described in clauses (i) through (iii) above of any other Person.

          "INDEMNIFIED PARTY" means any Person claiming indemnification under any provision of Article VII.

          "INDEMNIFYING PARTY" means any Person against whom a claim for indemnification is being asserted under any provision of Article VII.

          "INDEMNITY NOTICE" means written notification pursuant to Section 7.02(b) of a claim for indemnity under Article VII, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Loss arising from such claim.

          "INTELLECTUAL PROPERTY" of any Person means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, domain names, inventions, copyrights and copyright rights, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

          "INVESTMENT ASSETS" of any Person means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by such Person (other than trade receivables generated in the ordinary course of business of such Person).

          "INVESTOR" has the meaning ascribed to it in the preamble of this Agreement.

          "JOINT VENTURE CONTRACT" has the meaning ascribed to it in Section 1.05(c) of this Agreement.

          "JV ARTICLE AMENDMENT" has the meaning ascribed to it in Section 1.06(c) of this Agreement.

          "JV CONTRACT AMENDMENT" has the meaning ascribed to it in Section 1.06(c) of this Agreement.

          "KNOWLEDGE" means, with respect to any matter in question, a party's actual knowledge after due and diligent inquiries of officers, directors and other employees of such party reasonably believed to have knowledge of the matter in question. Any such individual will be deemed to have Knowledge of a particular fact, circumstance, event or other matter if (i) such individual has actual knowledge of such fact, circumstance, event or other matter; or (ii) such fact, circumstance, event or other matter is reflected in one or more documents in, or that have been in, such individual's possession, including personal files of such person.

          "LAWS" means, with respect to a Person, all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of any jurisdiction in which such Person conducts business or operations or of any Governmental or Regulatory Authority.

          "LEAD SERIES B SHAREHOLDER" has the meaning ascribed to it in the Shareholders Agreement.

          "LIABILITIES" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

          "LICENSES" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

          "LIENS" means any mortgage, pledge, assessment, security interest, lease, lien, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

          "LOSS" means any and all damages, fines, penalties, deficiencies, losses and expenses (including without limitation interest, court costs, reasonable fees of attorneys, accountants and other experts or other reasonable expenses of litigation or other proceedings or of any claim, default or assessment).

          "M&A REGULATIONS" means the Regulations on Acquisition of Domestic Enterprises by Foreign Investors promulgated by the Ministry of Commerce and other Governmental or Regulatory Authorities of the PRC on August 8, 2006 and effective as of September 8, 2006.

          "MATERIAL ADVERSE EFFECT" means an effect of any change, circumstance, condition, development, effect, event, occurrence or state of facts that, individually or in the aggregate, is or has been, or would reasonably be expected to be, materially adverse to the Business or Condition of the Company, other than an effect of any change, circumstance, condition, development, effect, event, occurrence or state of facts relating to (i) economic or industry conditions generally, (ii) any change in Laws or regulatory conditions directly and specifically affecting any segment of the energy industry, (iii) any change in political conditions, including any acts of war or terrorist activities, directly affecting any segment of the energy industry, (iii) any change in US GAAP, or (iv) any adverse change, effect, event, occurrence, state of facts or development arising from or relating to compliance with the terms of this Agreement, or action taken, or failed to be taken, to which the Investors have consented in writing.

          "MATERIAL CONTRACT" has the meaning ascribed to it in Section 2.17.

          "OPTION" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of such Person or
(ii) receive or exercise any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock of such Person, including any rights to participate in the equity or income of such Person or to participate in or direct the election of any directors or officers of such Person or the manner in which any shares of capital stock of such Person are voted.

          "ORDER" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

          "ORDINARY SHARES" has the meaning ascribed to it in Section 2.04.

          "PERMITTED LIEN" means (i) statutory Liens for current Taxes not yet due and payable or Taxes being contested in good faith through appropriate proceedings, (ii) mechanics', carriers', workers', repairers' and other similar Liens imposed by Law arising or incurred in the ordinary course of business for obligations not yet due, (iii) in the case of leases of vehicles and other personal property, Liens which do not, individually or in the aggregate, materially impair the use of such leased equipment or other personal property,
(iv) Liens incidental to the operation of the Business or the ownership by the Company or any Subsidiary of any of their Assets and Properties which were not incurred in connection with the borrowing of money or the advance of credit and which do not materially detract from the value of the assets encumbered thereby or materially interfere with the use thereof, (v) in the case of Licenses or other rights to use the Company Intellectual Property, Liens or other restrictions arising from the terms thereof, and (vi) Liens on leases of real property arising from the provisions of such leases, including, in relation to leased real property, any agreements and/or conditions imposed by Laws on the issuance of land use permits, zoning, business licenses, use permits or other entitlements of various types issued by any Governmental or Regulatory Authority, necessary or beneficial to the continued use and occupancy of the Assets and Properties of the Company or any Subsidiary.

          "PERSON" means any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

          "PRO RATA EXPENSE" means, with respect to each Investor other than the Lead Series B Shareholder, the proportionate amount of costs and expenses incurred by the Lead Series B Shareholder, which is borne by such Investor pursuant to Section 10.03 hereof, which amount will be set forth in a written notice provided by the Lead Series B

Shareholder to such Investor and the Company at least three (3) Business Days prior to the Closing.

          "PROCEEDS" has the meaning ascribed to it in Section 1.05.

          "PRC" means the People's Republic of China and, for the purpose of this Agreement, excluding Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan.

          "PURCHASE PRICE" has the meaning ascribed to it in Section 1.03.

          "QUALIFIED IPO" has the meaning ascribed to it in the Shareholders Agreement.

          "RELEASED AMOUNT" has the meaning ascribed to it in Section 1.03(a) hereof.

          "RELEASED SHARES" has the meaning ascribed to it in Section 1.04(a).

          "RELEASED SHARE CERTIFICATES" has the meaning ascribed to it in
Section 1.04(a).

          "REPRESENTATIVES" means, with respect to any Person, such Person's counsel, accountants, financial advisors, consultants and other representatives.

          "SAFE CIRCULAR 75" means the Circular on Issues Relating to Foreign Exchange Administration of Financings and Return Investments by Onshore Residents Utilizing Offshore Special Purpose Companies (Hui Fa (2005) No. 75) issued by the State Administration of Foreign Exchange of the PRC on October 21, 2005.

          "SECURITIES ACT" has the meaning ascribed to it in Section 2.23.

          "SERIES B PREFERRED SHARES" has the meaning ascribed to it in the preamble of this Agreement.

          "SHARES" has the meaning ascribed to it in Section 1.01.

          "SHARE CERTIFICATES" means, collectively, the Released Share Certificates, the Escrow Share Certificates and the Advance Payment Share Certificates.

          "SHAREHOLDER LOAN" has the meaning ascribed to it in Section 1.05.

          "SHAREHOLDERS AGREEMENT" means the Amended and Restated Shareholders Agreement substantially in the form attached hereto as Exhibit B.

          "SUBSIDIARY" means any Person (i) in which the Company, directly or indirectly, beneficially owns more than fifty percent (50%) of either the equity interests in, or the voting control of, such Person, including without limitation Tianwei Yingli or (ii) any Person with respect to which the Company has the power to otherwise direct the business and policies of such Person directly or indirectly through another subsidiary.

          "TAXES" means any taxes, charges, fees, levies, other assessments, or withholding taxes or charges imposed by any Governmental or Regulatory Authority, and includes any interest and penalties on or additions to any such Taxes and any expenses incurred in connection with the determination, settlement or litigation of any Tax Liabilities.

          "THIRD PARTY CLAIM" has the meaning ascribed to it in Section 7.02(a).

          "TIANWEI YINGLI" means Baoding Tianwei Yingli New Energy Resources Co., Ltd., a Sino-foreign equity joint venture with limited liability registered and existing under the laws of the PRC.

          "TRANSACTION DOCUMENTS" means this Agreement and each of the agreements and documents set forth in Exhibit A attached hereto.

          "U.S. DOLLARS" or "US$" means the lawful currency of the United States of America.

          "US GAAP" means generally accepted accounting principles in the United States, consistently applied throughout the specified period and in the immediately prior comparable period.

          "WARRANT" has the meaning ascribed to it in the Warrant Side Letter.

          "WARRANT SHARES" has the meaning ascribed to it in the Warrant Side Letter.

          "WARRANT SIDE LETTER" has the meaning ascribed to it in Section 5.02(k) hereof.

          "WARRANTORS" has the meaning ascribed to it in the preamble of Article II hereof.

          SECTION 9.02. Construction of Certain Terms and Phrases. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby," "hereunder" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrase "ordinary course of business" refers to the business of the Company consistent with past custom and practice. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under US GAAP. Any representation or warranty contained herein as to the enforceability of a Contract (including this Agreement) shall be subject to the effect of any bankruptcy, insolvency, reorganization, moratorium or other similar Law affecting the enforcement of creditors' rights generally and to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                                    ARTICLE X

                                  MISCELLANEOUS

          SECTION 10.01. Notices. All notices, requests and other communications hereunder must be in writing and shall be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

          If to the Investors, to the address of each Investor set forth under such Investor's name on Schedule I attached hereto.

          If to the Company, to:

          Yingli Green Energy Holding Company Limited
          No. 3055 Middle Fuxing Road
          Baoding, People's Republic of China
          Facsimile No.: +86 312 2151 881
          Attn: Conghui Liu.

All such notices, requests and other communications shall (a) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (c) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

          SECTION 10.02. Entire Agreement. This Agreement (including the Disclosure Schedule, the exhibits and annexes attached hereto) supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, including the Series B Purchase Agreement, dated December 5, 2006, by and among the Company, Yingli Green Energy Holding Company Limited, Liansheng Miao and the investors listed on Schedule I attached thereto, and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

          SECTION 10.03. Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated hereby are consummated, each party shall pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated hereby and thereby; provided, however, that such costs and expenses incurred by the Lead Series B Shareholder shall be borne proportionately among all of the Investors.

          SECTION 10.04. Public Announcements. At all times at or before the Closing, neither the Company nor any Investor shall issue or make any reports, statements or releases to the public with respect to this Agreement or the transactions contemplated hereby without the consent of the other, which consent shall not be unreasonably withheld or delayed. If either party is unable to obtain the approval of its public report, statement or release from the other party and such report, statement or release is, in the opinion of legal counsel to such party, required by Law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other party with a copy thereof. The Company and each Investor shall also obtain prior approval by the other parties of any public announcement, including without limitation any press release, interviews with media and attendance in any press conference or related forums, to be made immediately following the Closing announcing the consummation of the transactions contemplated by this Agreement.

          SECTION 10.05. Amendment and Waiver. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Lead Series B Shareholder. Any amendment or waiver effected in accordance with this section shall be binding upon each holder of any securities purchased in this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

          SECTION 10.06. No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third party beneficiary rights upon any other Person.

          SECTION 10.07. No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so shall be void, except that each Investor may assign any or all of its rights, interests and obligations hereunder to its Affiliates, provided that any such Affiliate agrees in writing to be bound by all of the terms, conditions and provisions contained herein, but no such assignment shall relieve such Investor of its obligations hereunder. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and permitted assigns.

          SECTION 10.08. Enforcement of Agreement. Notwithstanding anything to the contrary in this Agreement, the parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that any of the provisions of this Agreement (including the failure by any party to take such actions as are required of it hereunder to consummate this Agreement) was not performed in accordance with its specified terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

          SECTION 10.09. Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

          SECTION 10.10. Governing Law; Dispute Resolution.

          (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such jurisdiction, without giving effect to the conflicts of laws principles thereof.

          (b) Any controversy or claim arising out of or relating to this Agreement, or any breach of this Agreement, shall be initiated, maintained and finally determined by binding arbitration under the rules of conciliation and arbitration of the International Chamber of Commerce (the "ICC"); and the site of the arbitration, unless the parties agree otherwise, shall be in Hong Kong. The arbitral tribunal shall be appointed within thirty (30) days of the notice of dispute, and shall consist of three arbitrators, one of which shall be appointed by the Investors and one by the Company and the third by the Investors and the Company jointly; provided, however, that if the Investors and the Company shall be unable to select the third arbitrator within such thirty
(30)-day period, such third arbitrator shall be chosen by the International Court of Arbitration of the ICC. Judgment upon any award rendered may be entered in any court having jurisdiction thereof, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. Any award pursuant to such proceeding shall be granted in U.S. Dollars. The fees and costs of the arbitration shall be shared equally by all disputing parties. The arbitrators shall award legal fees, disbursements and other expenses to the prevailing party for such amounts as determined by the arbitrators to be appropriate.

          SECTION 10.11. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement shall not be materially and adversely affected thereby, (a) such provision shall be fully severable,

(b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

          SECTION 10.12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

                            [Signature pages follow]

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by or on behalf of each party hereto as of the date first above written.

                                        YINGLI GREEN ENERGY HOLDING COMPANY
                                        LIMITED


                                        By: /s/ Liansheng Miao
                                            ------------------------------------
                                        Name: Liansheng Miao
                                        Title: Chairman and Chief Executive
                                               Officer


                                        YINGLI POWER HOLDING COMPANY LTD.


                                        By: /s/ Liansheng Miao
                                            ------------------------------------
                                        Name: Liansheng Miao
                                        Title: Director


                                        /s/ Liansheng Miao
                                        ----------------------------------------
                                        Liansheng Miao

                                        BAYTREE INVESTMENTS (MAURITIUS) PTE LTD.


                                        By: /s/ Jeffrey Chua
                                            ------------------------------------
                                        Name: Jeffrey Chua
                                        Title: Director


                                        CREATION WAY ASSET MANAGEMENT LTD.


                                        By: /s/ Wenqi Liu
                                            ------------------------------------
                                        Name: Wenqi Liu
                                        Title: Director


                                        INCEI, S.A.


                                        By: /s/ Mao Ching Fu Lee
                                            ------------------------------------
                                        Name: Mao Ching Fu Lee
                                        Title: Chairman


                                        J.P. MORGAN SECURITIES LTD.


                                        By: /s/ Paul. M. Lauritano
                                            ------------------------------------
                                        Name: Paul M. Lauritano
                                        Title: Managing Director

                                        For and on behalf of J.P. Morgan
                                        Securities (Asia Pacific) Limited as
                                        agent for J.P. Morgan Securities Ltd.


                                        BENCHMARK EUROPE II, L.P.
                                        as nominee for
                                        Benchmark Europe II, L.P.
                                        Benchmark Europe Founders' Fund II, L.P.
                                        and related individuals

                                        By: Benchmark Management (UK) LLP
                                            its manager


                                        By: /s/ John Mesrie
                                            ------------------------------------
                                            Member

                                        TB HOLDINGS LTD.


                                        By: /s/ Shujun Li
                                            ------------------------------------
                                        Name: Shujun Li
                                        Title: Director


                                        NEW HORIZON KEENSOLAR INVESTMENT CO.,
                                        LTD.


                                        By: /s/ Jianming Yu
                                            ------------------------------------
                                        Name: Jianming Yu
                                        Title: Managing Partner


                                        POPE INVESTMENTS LLC


                                        By: /s/ William P. Wells
                                            ------------------------------------
                                        Name: William P. Wells
                                        Title: President


                                        DBS NOMINEES (PRIVATE) LIMITED


                                        By: /s/ Melvin Teo Tzai Win
                                            ------------------------------------
                                        Name: Melvin Teo Tzai Win
                                        Title: Managing Director


                                        KWR INTERNATIONAL LTD.


                                        By: /s/ Mingyu Shen
                                            ------------------------------------
                                        Name: Mingyu Shen
                                        Title: Director


                                        MODERN PEAKVIEW LIMITED


                                        By: /s/ Wei Cao
                                            ------------------------------------
                                        Name: Wei Cao
                                        Title: Authorized Signatory

                                        DAEDALUS HOLDINGS, L.L.C.

                                        By: Farallon Capital Management, L.L.C.,
                                            its manager


                                        By: /s/ William F. Duhamel
                                            ------------------------------------
                                        Name: William F. Duhamel
                                        Title: Managing Member


                                        PCM DIRECT CAPITAL FUND


                                        By: /s/ Huimin Wu
                                            ------------------------------------
                                        Name: Huimin Wu
                                        Title: Director

                                        THE TRUSTEES OF COLUMBIA UNIVERSITY
                                        IN THE CITY OF NEW YORK


                                        By: /s/ NP Narvekar
                                            ------------------------------------
                                        Name: NP Narvekar
                                        Title: President and CEO, Columbia
                                               Investment Management Co., LLC

                                   SCHEDULE I

                            SCHEDULE OF THE INVESTORS

                                                 NUMBER OF                         NUMBER OF
                                                  SHARES     NUMBER OF  NUMBER OF   ADVANCE     PURCHASE      RELEASED      ESCROW
                                                   BEING     RELEASED     ESCROW    PAYMENT       PRICE        AMOUNT       AMOUNT
INVESTOR                     ADDRESS             PURCHASED    SHARES      SHARES     SHARES       (US$)        (US$)        (US$)
--------          ----------------------------  ----------  ----------  ---------  ---------  ------------  -----------  -----------
Baytree           60B Orchard Road,              9,307,135   7,445,708  1,861,427         --  $ 45,000,000  $36,000,000  $ 9,000,000
Investments       #06-18 Tower 2,
(Mauritius) Pte   The Atrium@Orchard,
Ltd.              Singapore 238891
                  Fax No.: +65 6821 1173
                  Attention: Jeffrey Chua,
                  George Chuang and Sean Lu

Creation Way      Portcullis Trustnet Chambers   2,068,252   1,654,602    413,650         --  $ 10,000,000  $ 8,000,000  $ 2,000,000
Asset             Road Town, Tortola, British
Management Ltd.   Virgin Island
                  Fax No.: 021-6419 4108
                  Attention: Wenqi Liu

INCEI, S.A.       Plaza Ramon y Cajal, 1-bajo    2,068,252   1,654,602    413,650         --  $ 10,000,000  $ 8,000,000  $ 2,000,000
                  31008 Pamplona Navarra,
                  Spain
                  Fax No.:
                  Attention:

J.P. Morgan       125 London Wall,               1,654,602   1,323,682    330,920         --  $  8,000,000  $ 6,400,000  $ 1,600,000
Securities Ltd.   London, EC2Y 5AJ
                  United Kingdom
                  Attention: c/o Moncef M
                  Heddad 26/F Chater House
                  8 Connaught Road
                  Central, Hong Kong
                  Fax No.: +852 2800 4613

                                                 NUMBER OF                         NUMBER OF
                                                  SHARES     NUMBER OF  NUMBER OF   ADVANCE     PURCHASE      RELEASED      ESCROW
                                                   BEING     RELEASED     ESCROW    PAYMENT       PRICE        AMOUNT       AMOUNT
INVESTOR                     ADDRESS             PURCHASED    SHARES      SHARES     SHARES       (US$)        (US$)        (US$)
--------          ----------------------------  ----------  ----------  ---------  ---------  ------------  -----------  -----------
Benchmark         20 Balderton Street, London    1,551,189   1,240,951    310,238         --  $  7,500,000  $ 6,000,000  $ 1,500,000
Europe II., L.P.  W1K 6TL United Kingdom
as nominee for    Fax No: +44(0)20 7016 6810
Benchmark         Attention: Jerome Misso /
Europe II, L.P.,             John Mesrie
Benchmark
Europe Founders'
Fund II, L.P.
and related
individuals

TB Holdings Ltd.  AZIA Center, Unit 2701B,1233   1,137,539     910,031    227,508         --  $  5,500,000  $ 4,400,000  $ 1,100,000
                  Lujiazui Ring Road Shanghai
                  P.R.China 200120
                  Fax No.: +86 21 5876 7238
                  Attention: Shujun Li and
                  Donglei Zhou

The Trustees of   405 Lexington Ave.             1,034,126     827,301    206,825         --  $  5,000,000  $ 4,000,000  $ 1,000,000
Columbia          63rd floor New York,
University in     NY 10174
the City of New   Fax No.:
York              Attention:

New Horizon       Jin Bao Tower 1204, 89 Jin     1,034,126     827,301    206,825         --  $  5,000,000  $ 4,000,000  $ 1,000,000
Keensolar         Bao Street, Dongcheng
Investment Co.,   District, Beijing
Ltd               China 100005
                  Fax No.: +86 10-8522-1231
                  Attention: Kawada Hanae

                                                 NUMBER OF                         NUMBER OF
                                                  SHARES     NUMBER OF  NUMBER OF   ADVANCE     PURCHASE      RELEASED      ESCROW
                                                   BEING     RELEASED     ESCROW    PAYMENT       PRICE        AMOUNT       AMOUNT
INVESTOR                     ADDRESS             PURCHASED    SHARES      SHARES     SHARES       (US$)        (US$)        (US$)
--------          ----------------------------  ----------  ----------  ---------  ---------  ------------  -----------  -----------
Pope              5100 Poplar Avenue,              206,825     165,460     41,365         --  $  1,000,000  $   800,000  $   200,000
Investments LLC   Suite 805 Memphis, TN 38137
                  USA
                  Fax No.: +1-901-763-4229
                  Attention: William P. Wells,
                  President

Daedalus          c/o Farallon Capital             103,413      82,730     20,683         --  $    500,000  $   400,000  $   100,000
Holdings, L.L.C.  Management, L.L.C.
                  One Maritime Plaza,
                  Suite 1325 San Francisco,
                  CA 94111
                  Fax: (415) 421-2133
                  Attn: Chun Ding
                  Copy to: Erik Chu

PCM Direct        c/o Prime Capital Management     103,413      82,730     20,683         --  $    500,000  $   400,000  $   100,000
Capital Fund      Company Limited
                  Unit 2506, Low Block,
                  Grand Millennium Plaza,
                  181 Queen's Road Central,
                  Hong Kong
                  Fax Number: 852-3523-1000
                  Attention: Director

DBS Nominees      6 Shenton Way,                 2,481,903          --         --  2,481,903  $ 12,000,000           --           --
(Private)         DBS Building Tower 1,
Limited           #30-01, Singapore 068809
                  Fax No.: (65) 6220-7487
                  Attention: Melvin Teo Tzai
                  Win, Managing Director

KWR               P.O. Box 1239,                 1,137,539          --         --  1,137,539  $  5,500,000           --           --
International     Offshore Incorporations
Ltd.              Centre, Victoria, Mahe,
                  Seychelles.
                  Fax No.: +021-5080-5861
                  Attention: Shen Mingyu

                                                 NUMBER OF                         NUMBER OF
                                                  SHARES     NUMBER OF  NUMBER OF   ADVANCE     PURCHASE      RELEASED      ESCROW
                                                   BEING     RELEASED     ESCROW    PAYMENT       PRICE        AMOUNT       AMOUNT
INVESTOR                     ADDRESS             PURCHASED    SHARES      SHARES     SHARES       (US$)        (US$)        (US$)
--------          ----------------------------  ----------  ----------  ---------  ---------  ------------  -----------  -----------
Modern Peakview   Palm Grove House,                517,063          --         --    517,063  $  2,500,000           --           --
Limited           P.O. Box 438 Road Town,
                  Tortola British
                  Virgin Islands
                  Fax No.: +86-21-6859-8768
                  Attention: Wei Cao
                                                ----------  ----------  ---------  ---------  ------------  -----------  -----------
TOTAL:                                          24,405,377  16,215,098  4,053,774  4,136,505  $118,000,000  $78,400,000  $19,600,000
                                                ==========  ==========  =========  =========  ============  ===========  ===========

                                   SCHEDULE II

                               DISCLOSURE SCHEDULE

                              [SEPARATELY PROVIDED]

                                    EXHIBIT A

                          LIST OF TRANSACTION DOCUMENTS

This Agreement

The Shareholders Agreement

The Amended Articles

The Escrow Agreement

The JV Contract Amendment

The JV Article Amendment

The Warrant Side Letter

The Warrants

                                    EXHIBIT B

               SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

                              [SEPARATELY PROVIDED]

                                    EXHIBIT C

       SECOND AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION

                              [SEPARATELY PROVIDED]

                                    EXHIBIT D

                               WARRANT SIDE LETTER

                              [SEPARATELY PROVIDED]

                                    EXHIBIT E

               ADDITIONAL INVESTOR REPRESENTATIONS AND WARRANTIES

1. The Investor understands that the Shares have not been registered under the Securities Act and may only be sold or otherwise transferred in accordance with the restrictions and conditions set forth in this Agreement and the Shareholders Agreement.

2. The Investor understands that purchasing the Shares (the "TRANSACTION") involves a high degree of risk and that the Shares are a speculative investment.

3. The Investor (a) has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers in connection herewith to the extent it has deemed necessary, (b) has conducted its own due diligence on the Company, its subsidiaries and the Transaction, and (c) has made its own investment decisions based upon its own judgment, due diligence and advice from such advisers as it has deemed necessary.

4. The Investor has such knowledge and experience in financial, business and international investment matters that it is capable of evaluating the merits and risks of purchasing the Shares, and has had the opportunity to ask questions of, and receive answers and request additional information from the Company.

5. The Investor has the ability to bear the economic risk of the Transaction, has adequate means of providing for its current and contingent needs, has no need for liquidity with respect to its investment in the Shares, and is able to sustain a complete loss in connection with the Transaction.

6.   The Investor acknowledges, represents and agrees:

     (i) that it is an accredited investor ("AI") as defined in Rule 501(a) of the Securities Act, purchasing the Shares for its own account or for the account of one or more AIs as defined in Rule 501(a) of the Securities Act;

     (ii) that it is aware, and each beneficial owner of the Shares has been advised, that any sale to it is being made in reliance on an exemption from the registration requirements of the Securities Act;

     (iii) that no securities issuable upon conversion of the Shares (the "CONVERSION SHARES") have been registered under the Securities Act or any applicable U.S. state securities laws, that the Shares and the Conversion Shares are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act and that no Shares or Conversion Shares may be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S of the Securities Act) except as set forth in (iv) below;

     (iv) if in the future it decides to resell, pledge or otherwise transfer the Shares or the Conversion Shares or any beneficial interests therein, it will do so, only (a) inside the United States to a person whom the Investor reasonably believes is a QIB pursuant to an exemption from registration under the Securities Act,
          (b) outside the United States to a person other than a U.S. person (as defined in Regulation S of the Securities Act) in compliance with Regulation S of the Securities Act, (c) pursuant to another exemption from registration under the Securities Act (if available) or (d) pursuant to an effective registration statement under the Securities Act, in each case, in accordance with the Securities Act and applicable laws of the states, territories and possession of the Untied States governing the offer and sale of securities;

     (v) it will, and will require each subsequent holder of the Shares or the Conversion Shares to, notify any purchaser of an interest in the Shares or the Conversion Shares of the resale restrictions referred to in paragraphs (iii) and (iv) above, if then applicable;

     (vi) that the Conversion Shares will bear a legend setting forth the resale restrictions referred to in paragraphs (iii) and (iv) above; and

     (vii) on each day from the date on which it acquires the Shares, through and including the date on which it disposes of its interests in such Shares, either that (a) it is not an "employee benefit plan" as defined in Section 3(3) of ERISA, subject to Title I of ERISA, a "plan" (defined in Section 4975(e)(1) of the Code, subject to Section 4975 of the Code (including without limitation, an individual retirement account), an entity whose underlying assets include the assets of any such employee benefit plan or plan by reason of Department of Labor Regulation section 2510.3-10 or otherwise, or a governmental or church plan which is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code or (b) its purchase, holding and disposition of such Notes will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental or church plan, any substantially similar federal, state or local law) unless an exemption is available with respect to such transactions and all the conditions of such exemption have been satisfied.

7. The Investor understands that no action has been taken to permit an offering of the Shares or the Conversion Shares in any jurisdiction; the Investor will not offer or sell any of the Shares or the Conversion Shares which may be acquired by it in any jurisdiction or in any circumstances in which such offer or sale is not authorised or to any person to whom it is unlawful to make such offer, sale or invitation except under circumstances that will result in compliance with any applicable laws and/or regulations.

8. The Investor's purchase of the Shares is lawful under the securities laws of the jurisdiction in which it accepts the offer to purchase the Shares.